SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report – October 29, 2003
(Date of earliest event reported)

ALKERMES, INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	001-14131	23-2472830
(State of incorporation)	(Commission file number)	(IRS employer identification number)

88 Sidney Street, Cambridge, Massachusetts 02139
(Address of principal executive offices, zip code)

Area Code (617) 494-0171
(Telephone number)

Item 5. Other Information.

     On October 29, 2003, Alkermes, Inc. announced the U.S. Food and Drug Administration (FDA) approved RISPERDAL® CONSTA™ [(risperidone) long-acting injection] for the treatment of schizophrenia. A copy of the press release issued by Alkermes on October 29, 2003, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release issued by Alkermes, Inc., dated October 29, 2003.

SIGNATURES

     Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 30, 2003	Alkermes, Inc.

	By:	/s/ Kathryn Biberstein

Kathryn Biberstein Vice President and General Counsel

ALKERMES, INC.

CURRENT REPORT ON FROM 8-K

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release issued by Alkermes, Inc., dated October 29, 2003.